TEMPLETON GLOBAL REAL ESTATE FUND

Of the above, the following is noted:

1. To approve an Agreement and Plan of Reorganization between Templeton Global Real Estate Fund ("Templeton Fund") and Franklin Real Estate Securities Trust, on behalf of its series, Franklin Real Estate Securities Fund ("Franklin Fund"), that provides for the acquisition of substantially all of the assets of Templeton Fund in exchange for Class A and Class C shares of Franklin Fund, the distribution of such shares to the shareholders of Templeton Fund, and the dissolution of Templeton Fund:


                                           % OF
                            NO.          OUTSTANDING             % OF
                         OF SHARES         SHARES             SHARES VOTED
                       ------------------------------------------------------
  FOR                    2,897,936           50.50%               92.53%
  AGAINST                   65,228            1.14%                2.08%
  ABSTAIN                  168,816            2.94%                5.39%
  BROKER NON-VOTES            -                 -                    -
                        -----------          -------              -------
  TOTAL                  3,131,980           54.57%              100.00%

2. To grant the proxyholders the authority to vote upon any other business that may legally come before the Special Meeting or any adjournment thereof.

                                              % OF
                            NO.           OUTSTANDING             % OF
                         OF SHARES          SHARES            SHARES VOTE
                       ----------------------------------------------------
FOR                      2,755,389           48.01%               87.98%
AGAINST                    239,452            4.17%                7.64%
ABSTAIN                    137,139            2.39%                4.38%
BROKER NON-VOTES               -               -                    -
                        ----------           ------             ----------
TOTAL                    3,131,980           54.57%              100.00%
